UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 23, 2015
Date of Earliest Event Reported: January 21, 2015
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in these Items 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 23, 2015, Mid-Con Energy Partners, LP (the “Partnership”) issued a press release announcing that it will release fourth quarter and full year 2014 results after the market closes on Monday, March 2, 2015, and will hold a conference call and live webcast at 9:00 a.m. Eastern Standard Time (8:00 a.m. Central Standard Time), Tuesday, March 3, 2015. Additionally, the Partnership provided its outlook for 2015 and its updated hedge portfolio. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On January 21, 2015, the Board of Directors of our General Partner, Mid-Con Energy GP, LLC, approved a cash distribution of $0.125 per common unit for the fourth quarter 2014. This results in an annualized distribution of $.50 per common unit. The fourth quarter distribution is payable on February 13, 2015, to unitholders of record as of February 6, 2015.

Item 9.01	Financial Statements and Exhibits.
Exhibits 99.1 News release issued by Mid-Con Energy Partners, LP dated January 23, 2015.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date January 23, 2015	By:	/s/ Michael D. Peterson
Michael D. Peterson
Chief Financial Officer